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# SECRETARY OF STATE

STATE OF MONTANA

LINDA McCULLOCH

EXPEDITE

Montana State Capitol
PO Box 202801
Helena, MT 59620-2801
(406)444-3665
http://www.sos.mt.gov



GRANT HARTFORD CORPORATION
PO BOX 16237
MISSOULA MT 59808

RE: GRANT HARTFORD CORPORATION
AMENDED AND RESTATE ARTICLES OF INCORPORATION
Filing Date: July 13, 2010
Filing Number: D-167016 - 1105641

July 13, 2010

Dear Sir or Madam:

I've approved the filing of the documents for the above named entity. The document number and filing date have been recorded on the original document. This letter serves as your certificate of filing and should be maintained in your files for future reference.

Thank you for giving this office the opportunity to serve you. If you have any questions in this regard, or need additional assistance, please do not hesitate to contact the Business Services Bureau professionals at (406) 444-3665.

Sincerely,

Linda McCulloch

Linda McCulloch
Secretary of State

EXPEDITE

1105641
STATE OF MONTANA
FILED
JUL 13 2010
SECRETARY OF STATE
D-18+016

# AMENDED AND RESTATED ARTICLES OF INCORPORATION OF GRANT HARTFORD CORPORATION

Pursuant to the provisions of Montana Codes Annotated ("MCA"), Section ("§") 35-1-231, the undersigned corporation executes the following Restated Articles of Incorporation. The provisions hereof constitute the Restated Articles of Incorporation of Grant Hartford Corporation. Further, as required by MCA § 35-1-231, the corporation hereby certifies that:

1. The Restated Articles of Incorporation purport to restate all those provisions of the original Articles of Incorporation and of its Articles of Amendment dated April 7, 2009 (filed April 8, 2009) in effect as of the date of filing hereof which are not amended in this Restatement, and such provisions, together with the amendment adopted in this form of this Restatement, constitute the Restated Articles of Incorporation of the Corporation.

2. Pursuant to MCA §§ 35-1-226 and 35-1-619 and Article III.2. of the Articles of Incorporation as amended by Articles of Amendment dated April 7, 2009, these Restated Articles of Incorporation contain amendments to said Article III relating to preferred shares of the stock of the Corporation which do not require shareholder approval and which were approved by unanimous consent of the Directors of the Corporation on July 13, 2010.

3. Pursuant to the unanimous consent of the Board of Directors of the Corporation dated July 13, 2010, the Restated Articles of Incorporation were approved by the Directors of the Corporation and supersede the original Articles of Incorporation of Grant Hartford Corporation as heretofore amended. A vote of shareholders was not required.

The Restated Articles of Incorporation of Grant Hartford Corporation shall be as follows:

RECEIVED 2010 JUL 13 PM 1:37 SECRETARY OF STATE LINDA McCULLOCH HELENA MONTANA

## ARTICLE I
## NAME OF CORPORATION

The name of this Corporation shall be Grant Hartford Corporation.

## ARTICLE II
## TERM OF EXISTENCE

The duration of this Corporation is to be perpetual.

## ARTICLE III
## STOCK

1. The authorized capital stock of the said Corporation shall be two classes of stock, with one class being known as "Common Stock" and the second class being known as "Preferred Stock", with the following attributes:

A. The Common Stock of the Corporation shall be divided into 100,000,000 shares of no par value and shall have one vote per share.

B. The Preferred Stock of the Corporation shall be divided into 50,000,000 shares with a par value of $0.0001 per share and may be issued in series.

2, The Board of Directors shall be delegated the power to designate the manner of issuing and the sale price per share of the Common Stock and Preferred Stock and shall also have the power to issue such stock in series and determine the specific preferences on each series of Preferred Stock issued.

3. The Board of Directors, pursuant to law and these Articles of Incorporation, has authorized the issuance of up to 4,400,000 shares of the Preferred stock authorized above, to be classified as "Series A Preferred Shares", which shall be accorded the following preferences, limitations and relative rights:

A. **Voting Rights.** The following voting rights shall obtain for issued and outstanding Series A Preferred Shares:

1. Series A Preferred shares shall vote concurrently with the Common Stock of the Corporation on an as-if converted basis, as a single class; and

2. For so long as any Series A Preferred Shares remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series A Preferred Shares, voting together as a single class on an as-if converted basis, shall be necessary for effecting or validating the following actions: (I) any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company; (ii) any increase in the authorized number of shares of any class of stock; (iii) any authorization, designation or issuance, whether by reclassification or otherwise, of any new or

existing class or series of stock or any other securities convertible into equity securities of the Company ranking subordinate to, in parity with, or senior to, the Series A Preferred Shares in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series of stock, provided, however, that such approval shall not be required for a "Qualified IPO" as defined herein; (iv) any redemption or repurchase with respect to common stock (excluding shares repurchased upon termination of an employee or consultant pursuant to a restricted share purchase agreement); (v) any agreement outside of the normal course of business, by the Company or its stockholders regarding an asset transfer or acquisition; (vi) any action that results in the payment or declaration of a dividend on any shares of common stock or preferred stock; (vii) any voluntary dissolution or liquidation of the Company or any reclassification or recapitalization of the outstanding capital stock of the Company; (viii) any increase or decrease in the authorized number of members of the Company's Board; and (ix) any borrowings, loans or guarantees in excess of $500,000, unless the proposed creditor agrees to enter into an inter-creditor agreement which acknowledges that the gold escrowed to satisfy the redemption price of the Series A Preferred Shares shall not be subject to execution to satisfy any claim that the proposed creditor may have in the event of default by the Company.

B. **<u>Conversion Rights To Common Stock.</u>** The Series A Preferred Shares shall have the initial right to convert, at any time of the holder's choosing, into one share of the Company's no par value common stock ("Common Stock") (subject to anti-dilution adjustments as set forth below). All of the Series A Preferred Shares shall automatically convert into Common Stock upon: (I) the election of a majority of all the Series A Preferred Shares or (ii) an underwritten public offering by the Company with a minimum offering price of at least two times (2X) the original Series A Preferred Share purchase price (subject to adjustment for stock splits, dividend payments, etc.) and resulting in gross proceeds to the Company of $5,000,000 (before payment of underwriters' discounts, commissions and offering expenses) (a "Qualified IPO").

C. **<u>Anti-Dilution Preference.</u>** The conversion price of the Series A Preferred Shares shall be subject to adjustment in the event of any stock split, stock dividend, combination or similar recapitalization or change

with respect to the Company's Common Stock. The conversion rate of the Series A Preferred Shares shall be subject to a broad-based weighted average anti-dilution adjustment in the event of the issuance of equity securities at a price less than the then-effective conversion price of the Series A Preferred Shares.

D. **Required Redemption.** In the event that a period of thirty-six (36) months elapses from the date of purchase and the Series A Preferred Shares have not been converted into common stock pursuant to Article III.3.B.(I) and (ii) above, each issued and outstanding Series A Preferred Share shall have the right to be redeemed, and the Corporation shall be required to redeem said shares, for 0.003135 ounces of 0.999 purity gold (the "Series A Redemption Amount"). While the Series A Preferred Shares are outstanding, Fifty Percent (50%) of all gold produced on the Company's Garnet Mineral Property shall be held in escrow until such time as the Series A Redemption Amount is deposited for all of the Series A Preferred Shares issued and outstanding.

E. **Liquidation Preferences.** In the event of any liquidation, winding up of the Company, or regular distribution made by the Company (collectively referred to as any "Distribution"), the proceeds shall be distributed to the stockholders as follows:

1. First, payment in liquidation of two times (2x) the original purchase price on each issued and outstanding Series A Preferred Share; and

2. Next , all remaining proceeds from liquidation shall be paid to the holders of the Company's common stock.

A consolidation, merger or sale of all or substantially all of the Company's assets shall be treated as a liquidation for these purposes

F. **Right Of First Refusal/Co-Sale Rights.** The holders of the Series A Preferred Shares shall have the Right of First Refusal to repurchase any issued and outstanding Series A Preferred Shares that are being offered for sale by the current holder. In the event that no Series A Preferred Shareholder is able, or desires, to repurchase the offered Series A Preferred Shares, the Company will have an equal Right of First Refusal to repurchase the Series A Preferred Shares. In the event that no Series A Preferred Shareholder, nor the Company, is able, or desires, to repurchase the offered Series A Preferred Shares, then and only then, will third parties have a right to repurchase the Series A Preferred Shares through an exemption provided by Section 4(1½) of the Securities Act of 1933, as amended. Additionally, Series A Preferred Shares shall be afforded Co-Sale Rights, which shall be subject to customary exceptions

for transfers to family members and affiliates of the selling Series A Preferred Share holders.

G. **Preemptive Rights.** Each holder of Series A Preferred Shares shall have the right to participate in any future issuance of stock or other equity securities (the "New Securities"). Such pro rata share, for purposes of these preemptive rights, is the ratio of (X) shares of common stock issuable or issued upon conversion of the Series A Preferred Shares held by such Purchaser, as the case may be, to (Y) the total number of shares of common stock then issued and outstanding immediately prior to the issuances of the New Securities, after assuming the conversion of all outstanding convertible securities (including the Series A Preferred Shares) into common stock and the exercise of all outstanding options and warrants and including all shares reserved for issuance pursuant to the Company's Equity Incentive Plan and regardless of whether such shares are subject to outstanding options.

H. **Registration Rights.** All Purchasers of Series A Preferred Shares shall be entitled to "piggy back" registration rights, subject to the approval of the Company's underwriter. In the event that the Company and its underwriters reduce the number of previously issued shares being registered, including to zero, then all other shares (other than shares offered by the Company) shall be cut back before any shares of common stock issuable upon conversion of the Series A Preferred Shares are cut-back.

## ARTICLE IV
## PROVISIONS FOR REGULATION OF THE CORPORATION'S INTERNAL AFFAIRS

1. MEETINGS OF SHAREHOLDERS AND DIRECTORS. Meetings of the shareholders and directors of this Corporation may be held either within or without the State of Montana at such place or places as may from time to time be designated in the bylaws or by resolution of the Board of Directors.

2. BYLAWS. The initial code of bylaws of this Corporation shall be adopted by its Board of Directors. The power to amend or repeal the bylaws or to adopt a new code of bylaws shall be in the shareholders, but the affirmative vote of the holders of a simple majority of the shares outstanding shall be necessary to exercise that power. The bylaws may contain any provisions for the regulation and management of this Corporation which are consistent with the Montana Statutes applicable to business corporations and these Articles of Incorporation.

3. CONTRACTS IN WHICH DIRECTORS HAVE AN INTEREST. No contract or other transaction of this Corporation with any person, firm or corporation or no contract or other transaction in which this Corporation is interested shall be invalidated or affected by (a) the tact that one or more of the directors of this Corporation is interested

in or is a director or officer of another Corporation, or (b) the fact that any director, individually or jointly with others, may be a party to or may be interested in the contract or transaction; and each person who may become a director of this Corporation is hereby relieved from any liability that might otherwise arise by reason of this contracting with this Corporation in which he may be interested.

4. QUORUM REQUIREMENTS FOR SHAREHOLDERS' MEETINGS. At all meetings of shareholders, including adjourned meetings, the presence in person or by proxy of holders of a simple majority (50% plus one vote) of the outstanding shares entitled to vote shall constitute a quorum.

5. POWER TO DECLARE DIVIDENDS. In furtherance and not in limitation of the powers conferred by the laws of the State of Montana, the Board of Directors is expressly authorized and empowered to determine whether any, and if any, what part, of the annual net profits of this Corporation or its assets in excess of its capital shall be declared in dividends and paid to shareholders.

## ARTICLE V
## INITIAL REGISTERED OFFICE AND REGISTERED AGENT OF THIS CORPORATION

The initial registered office of the said Corporation shall be 619 SW Higgins, Suite "O", Missoula, Montana 59803.

The initial registered agent of the said Corporation shall be Brian A. Blevins, located at the registered office set forth above.

## ARTICLE VI
## INCORPORATOR

The name and address of the incorporator are: Brian A. Blevins, 619 SW Higgins, Suite "O", Missoula, Montana 59803

IN WITNESS WHEREOF these Restated Articles of Incorporation have been executed on the 13th day of July, 2010.

David L. Gilmer
Corporate Secretary